                                                                    EXHIBIT 10.5

                               SERVICES AGREEMENT

                  SERVICES AGREEMENT (this "Agreement"), dated as of _________ __, 1997, among Galileo International, Inc., a Delaware corporation ("Galileo"), United Airlines, Inc., a Delaware corporation ("United"), US Airways, Inc., a Delaware corporation ("USAW"), and Air Canada, a corporation incorporated under the laws of Alberta ("Air Canada" and, together with United and USAW, the "Service Providers").

                  WHEREAS, the Service Providers have a significant number of sales personnel and sales offices in the ATS Territory (as hereafter defined), and are very knowledgeable about the airline distribution business;

                  WHEREAS, as a result of the Service Providers' significant number of sales personnel and sales offices in the ATS Territory and their knowledge concerning the airline distribution business, Galileo desires to enlist the Service Providers' assistance with certain marketing and other services designed to assist Galileo in growing the business operations of Apollo Travel Services ("ATS");

                  WHEREAS, the Service Providers desire to provide such marketing and other services designed to assist Galileo in growing the business operations of ATS;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  "ATS Territory" means (i) the United States of America, including its overseas territories, commonwealths, trust territories and protectorates, (ii) Anguilla, Antigua and Barbuda, Bahamas, Barbados, Cayman Islands, Cuba, Dominica, Dominican Republic, Grenada, Guadeloupe, Haiti, Jamaica, Martinique, Montserrat, St. Kitts-Nevis, Saint Lucia, St. Vincent and the Grenadines, Trinidad and Tobago and Turks and Caicos Islands, and (iii) the Republic of Mexico.

                  "Cost of Carry Factor" means the number resulting from the following formula: (1 + Cost of Carry Rate)n, where n is the number of years between the date hereof and the date of any applicable payment made hereunder (adjusted pro rata for any fraction of a year).

                  "Cost of Carry Rate" means 8.625%.

                  "Segments" means net air segments, as determined by Galileo's billing system in accordance with current practices, in respect of transactions made in the Galileo System within the ATS Territory by (i) Neutral Travel Providers and Other Customers that have entered into subscriber agreements with ATS for Reservations Services (or, following the date hereof, by Neutral Travel Providers and Other Customers within the ATS Territory that have entered into subscriber agreements with Galileo for Reservations Services) from which Booking Fee Revenue is generated which is split between Galileo and ATS, with respect to NTP Revenue, in accordance with the DSSA between Galileo and ATS, or which is split between Galileo and ATS, with respect to Other Customer Revenue, in accordance with the first clause of Section 8.8(a) of the Galileo International Partnership Agreement (or, following the date hereof, would have been split between Galileo and ATS, with respect to NTP Revenue, in accordance with the DSSA between Galileo and ATS or which would have been split between Galileo and ATS, with respect to Other Customer Revenue, in accordance with the first Clause of Section 8.8(a) of the Galileo International Partnership Agreement, had that agreement and that provision, respectively, continued to have been in effect) and (ii) Other Customers (corporate only) of United, USAW, or Air Canada utilizing a Customized Product from which Booking Fee Revenue is generated which is split in accordance with the first clause of Section 8.8(c) of the Galileo International Partnership Agreement (or, following the date hereof, which would have been split in accordance with the first Section 8.8(c) of the Galileo International Partnership Agreement, had that provision continued to have been in effect). The calculation of net air segments to be credited to ATS hereunder excludes net air segments in respect of transactions made in the Galileo System by Other Customers of United, USAW, or Air Canada utilizing Partner Developed Products. All capitalized terms used in this definition of the term "Segments" shall be as defined in the Galileo International Partnership Agreement or the Distributor Sales and Service Agreement between Galileo and ATS as in effect immediately prior to the date hereof.

                  "Transaction Category" means any transaction category, as determined in accordance with Galileo's customary practices, including, without limitation, the following transaction categories (together with any transaction categories that replace the following transaction categories or are substantially similar thereto): an active confirmed segment input, a passive segment input, an other segment input, an active confirmed segment cancel, a passive segment cancel, an other segment cancel, an interactive display transaction, an interactive sell transaction, an inside availability transaction, a positive acknowledgement transaction, and a marriage logic transaction.


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                                        3


                  "Transaction Category Weighted Average Price" means, with respect to any applicable Transaction Category during the course of any applicable year, the weighted average of the published prices for such Transaction Category during the course of such year, as determined by (i) multiplying each published list price recorded for such Transaction Category during the course of such year by a fraction, the numerator of which is the number of days for which such published price was in effect for such Transaction Category during the course of such year, and the denominator of which is 365, and (ii) taking the sum of the resulting numbers.

                                   ARTICLE II

                              PROVISION OF SERVICES

                  SECTION 2.01. Provision of Services. Subject to the requirements of applicable law, each of the Service Providers hereby agrees to use its expertise with respect to the airline distribution business and its significant number of sales personnel and sales offices in the ATS Territory to increase Galileo's competitiveness in the marketplace and generate additional segments and revenue for Galileo through, but not limited to, the provision of the following services to Galileo:

                  (a) Representatives from the marketing divisions of each of Galileo and such Service Provider shall meet regularly to discuss, coordinate and implement future marketing strategies related to, but not limited to, the direction of distribution in the marketplace and the emergence of alternative distribution channels and technologies (i.e., the internet and other direct access products).

                  (b) Representatives of such Service Provider shall assist Galileo by conducting or participating in meetings and discussions with vendors, including car, hotel, leisure or marketing or code share air carriers, that participate or may participate in the Galileo system to strengthen and bolster such relationships.

                  (c) Such Service Provider's sales staff shall conduct sales calls (including joint sales calls with the appropriate Galileo account executive) to users of the Galileo system throughout the ATS Territory, as mutually agreed between the parties.

                  (d) Upon reasonable notice, such Service Provider's marketing personnel shall participate in Galileo's vendor workshops to be held at various times throughout the year.

                  (e) Certain of such Service Provider's key staff, including sales staff, shall within the first six (6) months hereof, and annually thereafter, attend a local one-day overview session regarding the Galileo system.


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                                        4


                  (f) Such Service Provider and Galileo shall cooperate in exchanging noteworthy information for inclusion in newsletters produced for and distributed to travel agencies.

                  (g) Representatives of such Service Provider shall participate in Galileo's future global automation conferences to enhance Galileo's global market presence.

                  (h) Representative of such Service Provider shall meet from time to time with Galileo on a schedule to which they mutually agree to (i) review the progress of such Service Provider's performance under this Agreement,
(ii) adopt a schedule of meetings and (iii) consult regarding the appropriate staffing of Service Provider personnel to perform the Service Provider's obligations under this Agreement.

                  SECTION 2.02. Designation of United Representative. United hereby designates Judy Bishop as its initial representative for purposes of performing its obligations under Section 2.01.


                                   ARTICLE III

                         CONTINGENT PAYMENT FOR SERVICES

                  SECTION 3.01. Contingent Payment for Services. (a) The payment, if any, that Galileo shall make to the Service Providers in consideration for the services described in Section 2.01 shall be based upon an improvement in Galileo's air booking fee revenue, as measured over a five year period commencing as of the date hereof, and as calculated below. The revenue improvement shall be measured utilizing two factors, weighted average annual air segment growth rate ("Weighted Air Segment Growth Rate") and weighted average annual price increase rate ("Weighted Air Price Increase Rate").

                  (b) The Service Providers and Galileo will share in the economic benefit to Galileo of revenue increases which are (i) above the minimum weighted average annual air segment growth rate ("Minimum Weighted Air Segment Growth Rate") and at or below the targeted weighted average annual air segment growth rate ("Targeted Weighted Air Segment Growth Rate") and revenue increases which are (ii) above the minimum weighted average annual price increase rate ("Minimum Weighted Air Price Increase Rate") and at or below the targeted weighted average annual price increase rate ("Targeted Weighted Air Price Increase Rate"). The Minimum Weighted Air Segment Growth Rate and the Targeted Weighted Air Segment Growth Rate are 3.4% and 5.4%, respectively. The Minimum Weighted Air Price Increase Rate and the Targeted Weighted Air Price Increase Rate are 2.0% and 4.0%, respectively.



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                                        5

                  (c) The Service Providers shall receive payments, calculated and paid in accordance with Sections 3.02 through 3.06 below, which reflect the approximate economic value of the achievement of the first fifty percent of the range between (i) the Minimum Weighted Air Segment Growth Rate and the Targeted Weighted Air Segment Growth Rate and (ii) the Minimum Weighted Air Price Increase Rate and the Targeted Weighted Air Price Increase Rate, respectively. Galileo shall retain the approximate economic value of the achievement of the second fifty percent of such ranges as well as any economic value from the achievement of a Weighted Air Segment Growth Rate or a Weighted Air Price Increase Rate which is in excess of such ranges.

                  SECTION 3.02. Calculation of Segment Growth Payment. (a) The "Segment Growth Payment" shall be calculated in accordance with the provisions of this Section 3.02:

                  (i) Within 60 days of the fifth anniversary hereof (or, in the event Section 3.04(c) is applicable, within 60 days of the date that is six months after the fifth anniversary hereof), Galileo shall calculate in accordance with its customary practices (A) the total number of Segments recorded in the ATS Territory for the period of twelve months ending on the date hereof (the "Pre-Closing Year") and for the period of twelve months ending on each of the first, second, third, fourth and fifth anniversaries of the date hereof (the "Post-Closing Years"), and (B) the percentage increase or decrease in the total number of such Segments for each of the Post-Closing Years in comparison to the immediately preceding Pre-Closing Year or Post-Closing Year, as applicable.

                  (ii) Following the calculations described in clause (i) above, Galileo shall then weight such percentage increases or decreases by multiplying such percentage increases or decreases by the corresponding Weighting Factors set forth on Exhibit 1 hereto. The sum of the resulting percentages shall constitute the Weighted Air Segment Growth Rate.

                  (b) If the Weighted Air Segment Growth Rate is less than or equal to 3.4%, no Segment Growth Payment shall be made.

                  (c) If the Weighted Air Segment Growth Rate is greater than or equal to 4.4%, the Segment Growth Payment shall be $100,000,000.

                  (d) If the Weighted Air Segment Growth Rate is greater than 3.4% but less than 4.4%, the Segment Growth Payment shall be an amount equal to
(i) $100,000,000 multiplied by (ii) a fraction, the numerator of which shall be
(A) the Weighted Air Segment Growth Rate minus (B) 3.4%, and the denominator of which shall be 0.01.


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                                        6


                  SECTION 3.03. Calculation of Air Booking Price Increases. (a) Within 60 days of the fifth anniversary hereof (or, in the event Section 3.04(c) is applicable, within 60 days of the date that is six months after the fifth anniversary hereof), Galileo shall calculate the "Price Increase Payment" in accordance with the provisions of this Section 3.03:

                  (i) Galileo shall calculate the total number of transactions, by Transaction Category, associated with the total number of Segments recorded in the ATS Territory for the Pre-Closing Year.

                  (ii) Galileo shall then calculate the aggregate revenue in the ATS Territory for the Pre-Closing Year by multiplying the Transaction Category Weighted Average Price for each Transaction Category for the Pre-Closing Year by the total number of transactions, by Transaction Category, recorded in the ATS Territory in the Pre-Closing Year.

                  (iii) Galileo shall then determine what the total revenue in the ATS Territory would have been in each of the Post-Closing Years on a comparative basis to the Pre-Closing Year by multiplying the Transaction Category Weighted Average Price for each Transaction Category for such Post-Closing Year by the total number of transactions, by Transaction Category, recorded in the ATS Territory in the Pre-Closing Year.

                  (iv) Galileo shall then calculate the percentage increase or decrease in the aggregate revenue in the ATS Territory in each of the Post-Closing Years by taking the results of the calculations described in clause
                           (iii) above for each of the Post-Closing Years and dividing them by the results of the calculations described in clauses (ii) and (iii) above, as applicable, with respect to the immediately preceding years, and then subtracting one from the resulting numbers to derive a percentage increase or decrease.

                  (v) Galileo shall weight the percentage price increases or decreases calculated in accordance with clause
                           (iv) by multiplying such percentage increases or decreases by the corresponding Weighting Factors set forth on Exhibit 1 hereto. The sum of the resulting percentages shall constitute the Weighted Air Price Increase Rate.

                  (b) If the Weighted Air Price Increase Rate is less than or equal to 2.0%, there shall be no Price Increase Payment.



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                                        7

                  (c) If the Weighted Air Price Increase Rate is greater than or equal to 3.0%, the Price Increase Payment shall be $100,000,000;

                  (d) If the Weighted Air Price Increase Rate is greater than 2.0% but less than 3.0%, the Price Increase Payment shall be an amount equal to
(i) $100,000,000 multiplied by (ii) a fraction, the numerator of which shall be
(A) the Weighted Air Price Increase Rate minus (B) 2.0%, and the denominator of which shall be 0.01.

                  SECTION 3.04. Grace Period for Certain Price Increases. (a) The provisions of this Section 3.04 shall apply if the published price for any Transaction Category in the ATS Territory does not increase during the course of the first six months of the fifth Post-Closing Year.

                  (b) With regard to any Transaction Category whose published price in the ATS Territory does not increase during the course of the first six months of the fifth Post-Closing Year, but whose published price does increase on or after the first day of the seventh month of the fifth Post-Closing Year but prior to the first day of the first month of the sixth Post-Closing Year, then for purposes of Section 3.03(a)(iii) and the definition of the term Transaction Category Weighted Average Price, such price increase shall be deemed to have occurred with regard to such Transaction Category on the first day of the seventh month of the fifth Post-Closing Year.

                  (c) If the published price for any Transaction Category does not increase in the ATS Territory during the course of the fifth Post-Closing Year, then the calculations set forth in Sections 3.02, 3.03, 3.05 and 3.06 shall not be completed until 60 days (or, in the case of Section 3.06, 65 days) after the date that is six months after the fifth anniversary hereof. If there is such a price increase as to such Transaction Category in the ATS Territory during the six month period following the fifth anniversary hereof, then for purposes of Section 3.03(a)(iii) and the definition of the term Transaction Category Weighted Average Price, such price increase shall be deemed to have occurred with regard to such Transaction Category on the date that is six months prior to the date on which such price increase actually occurred.

                  (d) All other calculations set forth in this Agreement with regard to Transaction Categories whose published prices in the ATS Territory do increase during the first six months of the fifth Post-Closing Year shall be unaffected by the provisions of this Section 3.04.

                  SECTION 3.05. Calculation of Adjusted Services Payment. The sum of (i) the Segment Growth Payment calculated in accordance with Section 3.02 and (ii) the Price Increase Payment calculated in accordance with Sections 3.03 and 3.04 shall constitute the "Total Services Payment". The Total Services Payment shall be multiplied by the Cost of


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                                        8

Carry Factor, and the product of such calculation shall constitute the "Adjusted Services Payment".

                  SECTION 3.06. Interim Statements; Adjusted Services Payment Statement; Disputes; Payment of Adjusted Services Payment. (a) Within 60 days of each of the first four anniversaries hereof, Galileo shall calculate, and shall deliver to the Service Providers (for informational purposes only), a written statement (each such statement, an "Interim Statement") setting forth Galileo's preliminary calculation of the Weighted Air Segment Growth Rate for the preceding year and the Weighted Air Price Increase Rate as of the end of the preceding year. In no event shall any Service Provider be entitled to dispute any of the calculations set forth on an Interim Statement.

                  (b) Within 65 days of the fifth anniversary hereof (or, in the event Section 3.04(c) is applicable, within 65 days of the date that is six months after the fifth anniversary hereof), Galileo shall deliver to the Service Providers a written statement (the "Adjusted Services Payment Statement") setting forth Galileo's calculation of the Adjusted Services Payment.

                  (c) Disputes. (i) Subject to clause (ii) of this Section 3.06(c), the Adjusted Services Payment Statement delivered by Galileo to the Service Providers shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

                  (ii) The Service Providers may dispute any amounts reflected on the Adjusted Services Payment Statement to the extent such disputed amounts affect the calculation of the Adjusted Services Payment; provided, however, that the Service Providers shall have notified Galileo in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 15 business days of Galileo's delivery of the Adjusted Services Payment Statement to the Service Providers. Galileo and the Service Providers shall attempt in good faith to resolve the matter in dispute. If Galileo and the Service Providers, notwithstanding such good faith effort, shall have failed to resolve the matter or matters in dispute within 15 business days after receipt by Galileo of the Service Providers' written notice of dispute, Galileo and the Service Providers shall submit the items remaining in dispute for resolution to [Name of Accounting Firm] (or, if such firm shall decline to act or is not, at the time of such submission, independent of Galileo and the Service Providers, to another independent accounting firm of international reputation mutually acceptable to Galileo and the Service Providers) (either [Name of Accounting Firm] or such other accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within 45 business days after such submission, determine and report to Galileo and the Service Providers upon such remaining disputed items, and such report shall be final, binding and conclusive on the parties hereto. The fees and disbursements of the Independent


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                                        9

         Accounting Firm shall be allocated among Galileo and the Service Providers in the same proportion that the aggregate amount of such disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by Galileo, on the one hand, or the Service Providers, on the other hand (as finally determined by the Independent Accounting Firm), bears to the total amount of disputed items so submitted.

                  (iii) In acting under this Agreement, the Independent Accounting Firm shall be entitled to the privileges and immunities of an arbitrator.

                  (d) Cooperation. For purposes of complying with the terms set forth herein, each party shall (i) cooperate with and promptly make available to the other parties and their respective auditors and representatives, all information, records, data, auditors' working papers, and access to its personnel, (ii) permit access to its facilities and (iii) permit the other party and its auditors and representatives to make copies of all information, records, data and auditor's working papers, in each case as may be reasonably required in connection with the analysis of the Adjusted Services Payment Statement, the calculation of the Adjusted Services Payment and the resolution of any dispute(s) thereunder.

                  (e) Adjusted Services Payment. Within 5 business days of the earliest of (i) the date that is 15 business days after the delivery of the Adjusted Services Payment Statement pursuant to the provisions set forth in
Section 3.06(b) hereof if such Adjusted Services Payment Statement is not disputed by the Service Providers, (ii) the resolution of all disagreements with respect to the Adjusted Services Payment Statement directly by Galileo and the Service Providers and (iii) the issuance of the report of the Independent Accounting Firm, Galileo shall pay to each of the Service Providers in immediately available funds to accounts designated in writing by the Service Providers not later than two business days prior to the date of such payment a pro rata portion of the Adjusted Services Payment, if any, in proportion to their respective former percentage interests in ATS immediately prior to the date hereof. For purposes of any such payment, the Adjusted Services Payment shall be recalculated to give effect to the Cost of Carry Factor for the period between the delivery of the Adjusted Services Payment Statement and the actual date of payment.

                  SECTION 3.07. Change in Galileo Pricing Methodology. In the event that, between the date hereof and the fifth anniversary hereof, there is a fundamental change in Galileo's pricing methodology such that the provisions of this Article III cannot be implemented in the manner currently intended by the parties hereto, they shall negotiate in good faith with a view to amending the provisions of this Article III in order to reflect such fundamental change. In the absence of any agreement among the parties with regard to any such amendments, the provisions of this Article III shall be applied in a manner designed to effectuate, to the greatest possible extent, the parties' original intentions.

                                   ARTICLE IV

                                  MISCELLANEOUS

                  SECTION 4.01. Representations and Warranties. Each of the parties hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement.

                  SECTION 4.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 4.02):

         (i)      if to Galileo:

                  Galileo International Partnership
                  5350 S. Valentia Way
                  Englewood, Colorado  80111
                  Telecopy:  (303) 397-5020
                  Attention:  Babetta R. Gray, Esq.

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, New York  10022
                  Facsimile:  (212) 848-7179
                  Attention:  Clare O'Brien, Esq.

         (ii)     if to United:

                  United Air Lines, Inc.
                  1200 E. Algonquin Road
                  Elk Grove Township, Illinois  60007
                  Telecopy:  (847) 700-4412
                  Attention: Frederick F. "Jake" Brace, III with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York  10022
                  Telecopy:  (212) 735-3637
                  Attention:  Thomas H. Kennedy, Esq.

         (iii)    if to USAW:

                  US Airways, Inc.
                  2345 Crystal Drive
                  Arlington, Virginia  22227
                  Telecopy:  (703) ___________
                  Attention:  Alan Abner

                  with a copy to:

                  US Airways, Inc.
                  2345 Crystal Drive
                  Arlington, Virginia  22227
                  Telecopy:  (703) ___________
                  Attention:   Monica Roye, Esq.

         (iv)     if to Air Canada:

                  Air Canada
                  C.P. 14,000/P.O. Box 14,000
                  Station Airport
                  Dorval, Quebec
                  Canada H4Y 1H4
                  Facsimile: (514) 422-5729
                  Attention:   Pat Iaconi, Esq.

                  with a copy to:

                  Osler, Hoskin & Harcourt
                  1 First Canadian Place
                  100 King Street West 61st Floor
                  Toronto, Ontario
                  Canada M5X 3B8
                  Facsimile:  (416) 862-6666
                  Attention:  Terrence Burgoyne


                  SECTION 4.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  SECTION 4.04. Term of Agreement. The provisions of this Agreement (other than Articles I and IV) shall terminate and be of no further force and effect, automatically and without any required actions of the parties hereto, on the fifth anniversary of the date hereof; provided, however, that
(i) the provisions of Article II hereof shall terminate on the date on which Galileo ceases to be a party to a marketing cooperation and sales representation agreement with each of United and ASAW, but in no event earlier than the third anniversary hereof, (ii) the provisions of Article III shall terminate on the date that all payments to be made thereunder are made (or the date on which the parties agree that no such payment is required to be made), and (iii) the parties may extend the provisions of any other provision of this Agreement beyond the fifth anniversary hereof pursuant to an instrument in writing signed by all of the parties hereto.

                  SECTION 4.05. Default; Cure Period; Remedies. (a) Upon a breach of any of the covenants set forth in this Agreement by any of the Service Providers, such Service Provider shall use its reasonable efforts to cure such breach within 30 days of receipt of written notice of such breach from Galileo.

                  (b) Upon a breach of any of the covenants set forth in this Agreement by Galileo, Galileo shall use its reasonable efforts to cure such breach within 30 days of receipt of written notice of such breach from any of the Service Providers.

                  (c) Galileo acknowledges that its sole and exclusive remedy for the breach by any Service Provider of its obligations pursuant to Article II (other than a breach resulting from the wilful misconduct or gross negligence of any Service Provider) shall be specific performance.

                  (d) Notwithstanding anything to the contrary in this Section 4.05, no Service Provider will be deemed to be in breach of its obligations under this Agreement so long as any Service Provider is performing its obligations hereunder.

                  SECTION 4.06. Confidentiality. Each of the parties hereto shall keep confidential any information with respect to any of the parties hereto provided in connection with this Agreement that is not otherwise generally available to the public, except as may be required by applicable law.

                  SECTION 4.07. Entire Agreement; Assignment. This Agreement (including the Exhibits, which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; provided, however, that to the extent there is a conflict between any provision of this Agreement as it relates to United and the terms of the Marketing Cooperation and Sales Representation Agreement, dated as of _______ __, 1997, between Galileo and United (the "United Sales Representation Agreement"), the terms of the United Sales Representation Agreement shall govern. This Agreement shall not be assigned by operation of law or otherwise.

                  SECTION 4.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 4.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state.

                  SECTION 4.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 4.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                     GALILEO INTERNATIONAL, INC.


                                                     By: _______________________
                                                     Name:
                                                     Title:


                                                     UNITED AIRLINES, INC.


                                                     By: _______________________
                                                     Name:
                                                     Title:


                                                     US AIRWAYS, INC.


                                                     By: _______________________
                                                     Name:
                                                     Title:


                                                     AIR CANADA


                                                     By: _______________________
                                                     Name:
                                                     Title:

                                                                       EXHIBIT 1


                                Weighting Factors

            Post-Closing Year                                    Weighting
            -----------------                                    ---------

              1                                                       24%
              2                                                       22%
              3                                                       20%
              4                                                       18%
              5                                                       16%